UNDERWRITING AGREEMENT

                                            ________ __, 1997

H.J. Meyers & Co., Inc.
  as Representatives of the several Underwriters named in Schedule I hereto
1895 Mt. Hope Avenue
Rochester, New York 14620

Gentlemen:

         ASHA CORPORATION, a Delaware corporation (the "Company"), confirms its agreement with H.J. Meyers & Co., Inc. ("Meyers") and each of the underwriters named in Schedule I hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section
9), for whom Meyers is acting as representative (in such capacity, Meyers shall hereinafter be referred to as "you" or the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters of ______ of shares (the "Shares") of the Company's Common Stock, $___ par value per share ("Common Stock"). Such Shares are hereinafter referred to as the "Firm Shares."

         Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also sell to the Underwriters up to an additional _______ Shares [15% of the Firm Shares] for the purpose of covering over-allotments, if any. Such _______ Shares are hereinafter referred to as the "Option Shares." The Company also proposes to issue and sell to you warrants (the "Representative's Warrants") pursuant to the Representative's Warrant Agreement (the "Representative's Warrant Agreement") for the purchase of an additional _______Shares [10% of the Firm Shares]. The Shares issuable upon exercise of the Representative's Warrants are hereinafter referred to as the "Representative's Securities." The Firm Shares, the Option Shares, the Representative's Warrants and the Representative's Securities (collectively, hereinafter referred to as the "Securities") are more fully described in the Registration Statement and the Prospectus referred to below.

         1.   Representations and Warranties of the Company.

         The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) A registration statement (File No.333-_____) on Form SB-2 relating to the public offering of the Securities, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933 (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and has been filed with the Commission under the Act. As used herein, "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that (i) if the prospectus first filed by the

Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A or so utilized from and after the date on which it shall have been filed or utilized, and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended or supplemented, or both, as the case may be, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

         (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of you or by or on behalf of the Underwriters for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth in the second, fourth and thirteenth paragraphs under the heading "Underwriting" and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by you, or by the Underwriters through you, for inclusion in the Registration Statement and Prospectus, as the case may be.

         (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect its business, properties or financial condition.

         (d) The authorized capital stock of the Company as of the Effective Date is set forth under "Capitalization" in the Prospectus. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

         (e) The Securities are duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company.

         (f) This Agreement, the Representative's Warrant Agreement, the Financial Consulting Agreement described in Subsection 3(s) (the "Financial Consulting Agreement") and the Merger and Acquisition and Indemnification Agreements described in Subsection 3(w) (collectively, the "M/A Agreement") have been duly and validly authorized; this Agreement has been duly executed and delivered by the Company and, assuming due execution by the Company with regard to the Representative's Warrant, Financial Consulting and M/A Agreements and by the other party or parties hereto and thereto, constitutes and will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally. The Company has full power and lawful authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of anyone, including any governmental authority, is required in connection with the authorization, issuance and sale of the Securities or the Representative's Warrant, except such as may be required under the Act or state or corporate securities laws, all of which have been duly obtained.

         (g) The Company is not in violation, breach or default of or under, and the consummation of the transactions herein contemplated, and the fulfillment of the terms of this Agreement and the agreements referred to in Subsection 1(f) will not conflict with, or, with or without giving the notice or the passage of time or both, result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, or any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company, or any judgment or order of any court or other tribunal by which the Company may be bound; in each case where the breach or default would have a material adverse effect on the Company.

         (h) Subject to any qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, or any other rights whatsoever of any other entity or person, except such as are not materially significant or important in relation to its business; all of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect and, except as described in the Prospectus, the Company is not in default with respect to any of the terms or provisions of any of such leases or subleases and, except as described in the Prospectus, no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases to which it is a party, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted.

         (i) Except as set forth in the Prospectus, the Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses necessary for the conduct of its business and has not received any notice of conflict with the asserted rights of others in respect thereof. All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed are accurately described in the Prospectus. There is no right under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus may indicate it contemplates conducting, except as accurately described in the Prospectus. Except as set forth in the Prospectus, to the knowledge of the Company, it has not infringed, is not infringing, and has not received notice of infringement with respect to, asserted Intangibles of others, except for such infringement or alleged infringement that has not had, or cannot be reasonably expected to have, a material adverse effect on the financial condition, results of operations, business, properties, assets or future prospects of the Company. Except as accurately described in the Prospectus, to the knowledge of the Company, there is no infringement by others of any of the Intangibles of the Company. Except as accurately described in the Prospectus, to the knowledge of the Company, there is no Intangible of any other entity or person which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets or future prospects of the Company.

         (j) To the knowledge of the Company, Arthur Andersen LLP, who have given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement which are included in the Prospectus are, with respect to the Company independent public accountants as required by the Act and the Rules and Regulations.

         (k) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flows of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved. To the knowledge of the Company, no other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, or assets of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as properly described in the Prospectus; and, except as set forth in the Prospectus, there is no fact known to the Company which could reasonably be expected to have a material and adverse effect on the future prospects of the Company (other than political or economic matters of general applicability or as properly described in the Prospectus).

         (l) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any issuance of options (except for the issuance of options pursuant to the Company's Performance Incentive Stock Option Plan), warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in its condition (financial or other), net worth, results of operations, business, management or properties which would be material to the business or financial condition of the Company, and the Company has not become party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

         (m) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters, sexual harassment, discrimination on the basis of age, sex, religion or race, or any regulatory matters) to which the Company is a party before or by any court or governmental agency or body, which could result in any material adverse change in the condition (financial or other), business prospects, net worth or properties of the Company; and no labor disputes involving the employees of the Company exist which could be expected to materially adversely affect the conduct of the business, property or operations or the financial condition or earnings of the Company.

         (n) Except as set forth in the Prospectus, the Company (i) has paid all federal, state, local and foreign taxes for which it is liable to the extent such taxes are due and payable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

         (o) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (p) Except as set forth in the Prospectus, the Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith. To the best knowledge of the Company, none of the activities or business of the Company is in violation of, or could cause the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations or net worth of the Company.

         (q) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or if made, failed to disclose fully any such contribution made in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to enable the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (r) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Securities to the Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

         (s) Any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

         (t) The Company has not taken and will not take, directly or indirectly, any action which might cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities hereunder.

         (u)  The Company has no subsidiaries.

         (v) Except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings, oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

         (w) Neither the Commission nor, to the knowledge of the Company, the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Securities, nor, to the knowledge of the Company, has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

         (x) The Company has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy). Except as described in the Prospectus, no consent, authorization, approval, order, lien, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required for the execution, delivery or performance of this Agreement by the Company (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or declare a default under any such material contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets is subject.

         (y) The Company has caused to be duly executed agreements ("Lock-up Agreements") pursuant to which each of the Company's officers, directors and stockholders has agreed (i) not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for, or evidencing any right to purchase or subscribe for, any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period of 18 months following the Closing Date without the prior written consent of the Representative (provided, however, that as to transfers to immediate family members, trusts for such family members or recognized charities, the transferees of which execute like Lock-up Agreements, such consent shall not be unreasonably withheld; and, provided, further, that, notwithstanding the foregoing restrictions and prohibitions with respect to the disposition of shares of the Company's Common Stock, Mr.
A. Clenet shall have the right to sell up to 30,000 shares of Common Stock of the Company owned by him commencing 90 days from the Effective Date provided that such sale or sales shall be pursuant to Rule 144 and shall be effected through the Representative), and (ii) during the five (5) year period following the Closing Date, to give the Representative the right to purchase for its own account or sell for the account of such persons, any securities sold by such persons pursuant to Rule 144. The Company has no reason to believe that the Lock-up Agreements are not legally binding upon, and enforceable against, the respective security holder signatories thereto. The Company will cause the Transfer Agent to mark an appropriate legend on the face of stock certificates representing all of such securities and to place "stop transfer" orders on the Company's stock ledgers.

         (z) The Common Stock has been approved for listing on the National Association of Securities Dealers, Inc. Automated Quotation System Small Cap Market ("NASDAQ") and approved for listing on The Pacific Stock Exchange ("PSE"), subject to notice of issuance.

         (aa) Except as set forth in the Prospectus, no officer, director, principal stockholder or partner of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which
(A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions", there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities required to be set forth in the Prospectus.

         (bb) Any certificate signed by any officer of the Company and delivered to the Underwriters or to Underwriters' Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         (cc) The minute book of the Company has been made available to the Underwriters and contains a complete record in all material respects of all meetings and actions of the directors and stockholders of the Company, respectively, since the time of its incorporation, contains a complete record of all matters discussed at all such meetings and accurately reflects all transactions referred to in such minutes in all material respects.

         (dd) Except and to the extent the same may be described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or in any other registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and except as described in the Registration Statement, no person or entity holds any price protection anti-dilution rights with respect to any securities of the Company.

         (ee) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company.

         (ff) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No

ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

         (gg) The Company has as of the effective date of the Registration Statement (A) entered into employment agreements with Alain J-M Clenet, Jack McCormack and Ken Black providing for annual salaries of $152,500, $90,000 and $90,000, subject to cost of living increases, respectively, each on terms and conditions properly described in the Prospectus, and (B) maintains "key-man" insurance on the lives of Alain J-M Clenet and Jack McCormack in the face amount of $_____________ and $_____________, respectively, which name the Company as the sole beneficiary.

         (hh) Immediately prior to the effective date of the Registration Statement there shall be no more than an aggregate of 7,524,367 shares of Common Stock issued and outstanding or reserved for issuance (including any and all (A) securities with equivalent rights as the Common Stock, (B) Common Stock or such equivalent securities, issuable upon the exercise of options, warrants and other contract rights, and (C) securities convertible directly or indirectly into Common Stock or such equivalent securities, and excluding the Representative's Warrant). Of the total shares outstanding or reserved for issuance, no more than ______ shares of Common Stock are reserved for issuance under the employees restricted stock option plan, after giving effect to the grant prior to the date hereof of options to purchase _____ shares thereunder.

         2.   Purchase, Delivery and Sale of the Shares.

         (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to buy from the Company, at $____ per Share at the place and time hereinafter specified, the Firm Shares.

         Delivery of the Firm Shares against payment therefor shall take place at the offices of H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New
York 14620 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m. New York time on ________ __, 1997, or at such later time and date as you may designate, such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to the obligations of the Underwriters hereunder.

         (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriters to purchase all or any part of an aggregate of _______ additional Shares at the same price per Share as the Underwriters shall pay for the Firm Shares being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Shares being referred to herein as the "Option Shares"). This option may be exercised within 30 business days after the Effective Date upon notice by you to the

Company advising it as to the amount of Option Shares as to which the option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four (4) and not later than ten (10) full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Shares against payment therefor shall take place at the offices of H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620 (or at such other place as may be designated by agreement between you and the Company). Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to the obligations of the Underwriters hereunder.

         The Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Shares referred to in subsection (a) above.

         (c) The Company will make the certificates for the Shares to be purchased by the Underwriters hereunder available to you for inspection at least two (2) full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request, at least two (2) full business days prior to the relevant Closing Dates. Time shall be of the essence and the availability of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         Definitive certificates in negotiable form for the Shares to be purchased by the Underwriters hereunder will be delivered by the Company to you for the account of the Underwriters against payment of the purchase price by you, for the account of the Underwriters, at your option, by certified or bank cashier's checks in New York Clearing House funds or by wire transfer, payable to the order of the Company or up to three (3) designees of the Company.

         In addition, in the event the Underwriters exercise the option to purchase from the Company all or any portion of the Option Shares pursuant to the provisions of subsection (b) above, payment for such Option Shares shall be made to or upon the order of the Company by you, for the account of the Underwriters, at your option, by certified or bank cashier's checks payable in New York Clearing House funds or by wire transfer, at the offices of H.J. Meyers & Co., Inc. at the time and date of delivery of such Option Shares as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Shares by you, for the account of the Underwriters, registered in such names and in such denominations as you may request.

         It is understood that the Underwriters propose to offer the Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

         (d) On the Closing Date, the Company shall issue and sell to the Representative Representative's Warrants, for an aggregate purchase price of $5.00, which warrants shall entitle the holders thereof to purchase an aggregate of _______ shares [10% of the Firm Shares] of Common Stock. The Representative's Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at a price equaling one hundred twenty percent (120%) of the initial public offering price of the Shares. The Representative's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit __ to the Registration Statement. Payment for the Representative's Warrants shall be made on the Closing Date.

         3.   Covenants of the Company

         The Company covenants and agrees with the Underwriters that:

         (a) The Company shall use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or counsel for the Underwriters shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (i) the completion by the Underwriters of the distribution of the Securities contemplated hereby (but in no event more than nine (9) months after the Effective Date) and (ii) twenty-five (25) days after the Effective Date, the Company shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities.

         Promptly after you or the Company is advised thereof, you will advise the Company or the Company will advise you, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

         The Company has caused to be delivered to you copies of each Prelim-inary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of counsel for the Underwriters the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amend-ment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circum-stances existing at the time the

Prospectus is required to be delivered to a purchaser of the Securities, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Securities, to deliver a Prospectus nine (9) months or more after the Effective Date, the Company shall, upon request of and at the expense of the Underwriters, amend or supplement the Registration Statement and Prospectus and furnish the Underwriters with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

         The Company shall comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder in connection with the issuance and offering of the Securities.

         (b) The Company shall use its best efforts to qualify or register the
Securities for sale under the securities or "blue sky" laws of such jurisdictions as you may designate and shall make such applications and the Company shall furnish such information to counsel for the Underwriters as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company shall, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request.

         (c) If the sale of the Securities provided for herein is not consummated due to the Company's breach of any representation or warranty or condition contained in this Agreement, or because of the Company's actions or failure to take such actions as are reasonably required hereunder, and the Underwriters are prepared, and desire at their option, to perform in accordance with the terms herein, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder in accordance with Section 8 hereof.

         (d) The Company shall furnish to you as early as practicable prior to the Closing Date and any Option Closing Date, as the case may be, but no less than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 4(e) hereof.

         (e)  For so long as the Company is a reporting company under either
Section 12(b), Section 12(g) or Section 15(d) of the Exchange Act, the Company, at its expense, shall furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants; (ii) as soon as they are available, a copy of all quarterly financial statements; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (v) such other information as you may from time to time reasonably request.

         (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

         (g) The Company shall deliver to you at or before the First Closing Date two (2) signed copies of the Registration Statement including all financial statements and exhibits filed therewith and of all amendments thereto. The Company shall deliver to or upon your order, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

         (h) The Company shall make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after the end of its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date which shall satisfy the requirements of Section 11(a) of the Act.

         (i) The Company shall, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary Prospectus or Prospectus and take any other action, which in the opinion of Morse, Zelnick, Rose & Lander, LLP, counsel to the Underwriters, may be reasonably necessary or advisable in connection with the distribution of the Securities and will use its best efforts to cause the same to become effective as promptly as possible.

         (j)  Prior to the Effective Date, the persons described in Section
1(y)
shall have executed the Lock-up Agreements described therein. You shall have received written waivers of demand and/or piggy-back registration rights, if any, from all the holders thereof prior to the Effective Date of the Registration Statement.

         (k) The Company shall upon the initial filing of the Registration Statement make all filings required to obtain approval for listing for quotation of the Securities on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System of the Firm Shares and the Option Shares and shall use its best efforts to maintain such listing for at least five (5) years from the date of this Agreement. In the event that the Securities do not initially qualify for listing on the NASDAQ National Market System, such Securities shall be listed on the NASDAQ SmallCap System. In addition, the Company shall upon the initial filing of the Registration make all filings required to obtain approval for listing the Firm Shares and the Option Shares on the PSE. Within ten (10) days after the Effective Date, the Company shall cause the Company to be listed in Moody's OTC Industrial Manual and shall use its best efforts to cause such listings to be maintained for five (5) years from the date of this Agreement.

         (l) The Company represents that it has not taken, and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock or Securities or to facilitate the sale or resale of the Common Stock or Securities.

         (m) During the ninety (90)-day period commencing as of the First Closing Date, the Company shall not, without your prior written consent, which consent shall not be unreasonably withheld, grant options to purchase shares of Common Stock at a price less than the closing bid price of the Common Stock on the Effective Date. Furthermore, during the 24-month period commencing on the Effective Date, no options shall be granted by the Company to its officers or directors pursuant to any stock option plan unless such option is either
(a) not exercisable during such 24-month period, or (b) the shares issuable upon exercise of such option are subject to a lock-up agreement with the Representative restricting the sale of such shares during such twenty-four
(24) month period.

         (n) Prior to the Closing Date or any Option Closing Date, as the case may be, the Company shall not issue any press release or other communication directly or indirectly and shall hold no press conference with respect to the Company or its financial condition, results of operations, business, properties, or assets or this offering, without your prior written consent, which consent will not be unreasonably withheld.

         (o)  During the period of the offering, and for a period of twelve
(12)
months from the Effective Date, the Company shall not sell or otherwise dispose of any securities of the Company, except for shares of Common Stock issuable upon exercise of options, warrants or convertible securities outstanding on the Effective Date or options authorized for grant under stock option plans as of the Effective Date, without your prior written consent, which consent shall not be unreasonably withheld. During the period of the offering, and for a period of twenty-four (24) months from the Effective Date, the Company shall not sell or otherwise dispose of any securities of the Company pursuant to Regulation S under the Act without your prior written consent.

         (p) The Company shall reserve and keep available that number of its authorized but unissued shares of Common Stock, which are issuable upon exercise of the Representative's Warrant outstanding from time to time.

         (q) Within ninety (90) days from the First Closing Date, the Company shall deliver to you, at the Company's expense, six (6) bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other correspondence, filings, certificates and other documents filed and/or delivered in connection with this offering, together with an index to all such documents.

         (r) On or prior to the Effective Date, the Company shall retain a public relations firm, reasonably acceptable to you, for a period of two (2) years from the Effective Date.

         (s) On or prior to the Closing Date, the Company shall enter into the
Financial Consulting Agreement with you for a period of one (1) year pursuant to which you will consult with the Company on corporate financing and other financial service matters for a fee of $60,000 payable in full on the Closing Date.

         (t) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds shall be used, directly or indirectly, to acquire any securities issued by the Company.

         (u) For a period of three (3) years from the Closing Date, the Company shall, as the Representative may reasonably request, but not more often than monthly, furnish to the Representative at the Company's sole expense, (i) daily consolidated transfer sheets relating to the Common Stock (ii) the list of holders of all of the Company's securities.

         (v) For a period of three (3) years from the date of the Prospectus, the Representative shall have the right, but not the obligation, to designate one (1) representative to be a non-voting observer to receive notice of and to attend all meetings of the Company's Board of Directors. Such individual shall be reimbursed for all out-of-pocket expenses incurred in connection with attending such meetings and shall be indemnified by the Company against any claims arising out of his attendance at such Board meetings. The Company's Board of Directors shall hold at least four (4) meetings in each year.

         (w) For a period of two (2) years from the Closing Date, pursuant to the M/A Agreement, the Company shall, if it participates in any merger, consolidation or other transaction which the Representative has brought to the Company (including an acquisition of assets or stock for which it pays, in whole or in part, with shares of the Company's Common Stock or other securities) pay for the Representative's services an amount equal to 5% of the first $3,000,000 of value paid or received in the transaction, 2 1/2% of any consideration paid over $3,000,000 and less than $5,000,000 and 2% of all such value above $5,000,000; in addition, during such two-year period, if someone other than the Representative brings such a merger, consolidation or other transaction to the Company, and if the Company in writing retains the Representative for consultation or other services in connection therewith, then upon consummation of the transaction the Company shall pay to the Representative as a fee the aforesaid amount or as otherwise agreed to between the Company and the Representative.

         (x) The Company shall cause a Registration Statement under the Exchange Act to be declared effective concurrently with the completion of the offering of the Securities.

         (y) For a period of six (6) months following the Effective Date the Company shall provide the Representative with DTC Stock Transfer Sheets on a weekly basis and thereafter on a monthly basis.

         4.   Conditions of Underwriters' Obligations.

         The obligations of the Underwriters to purchase and pay for the Shares hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations, warranties and covenants of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 4:00 p.m., New York time, on the date following the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to the knowledge of the Underwriters or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Morse, Zelnick, Rose & Lander, LLP, counsel to the Underwriters; and no stop order shall be in effect denying or suspending effectiveness of the Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

         (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Krys Boyle Freedman Scott & Sawyer, P. C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

              (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation and is duly authorized to transact business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the Company; to such counsel's knowledge, the Company does not own an equity interest in any other corporation, partnership, joint venture, trust or other business entity;

              (ii) to the best knowledge of such counsel, (a) the Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, and (b) such obtained licenses, permits and other governmental authorizations are in full force and effect and the Company is in all material respects complying therewith;

              (iii) the authorized capitalization of the Company is as set forth under "Capitalization" in the Prospectus; all of the Company's outstanding securities requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; the outstanding securities of the Company have not been issued in violation of the preemptive rights of any stockholder, under the Delaware General Corporation Law or the Company's certificate of incorporation or by-laws and the stockholders of the Company do not have any statutory preemptive rights or, to the best of such counsel's knowledge, other than as set forth in the Prospectus, other rights to subscribe for or to purchase, and there are no restrictions upon the voting of any of the Common Stock; the Shares, the Common Stock and the Representative's Warrant conform to the respective descriptions thereof contained in the Prospectus; the Securities to be issued as contemplated in the Registration Statement have been duly authorized and, when issued and paid for, will be non-assessable and free of preemptive rights under the New York Business Corporation Law or the Company's certificate of incorporation or by-laws, or, to the best of such counsel's knowledge, contractual preemptive rights, and no personal liability will attach to the ownership thereof; a sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Representative's Warrant (without regard to the anti-dilution provisions thereof) and upon such issuance upon exercise in accordance with the terms of the Representative's Warrant, when the purchase price is paid, will be fully paid, non-assessable and free of preemptive rights under the Delaware General Corporation or the Company's certificate of incorporation or by-laws or, to the best of such counsel's knowledge, contractual preemptive rights, and no personal liability will attach to the ownership thereof; and to the best of such counsel's knowledge, except as set forth in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied, for or relating to the registration of the Securities;

              (iv) this Agreement, the Financial Consulting Agreement, the
M/A Agreement and the Representative's Warrant have been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by you, all of such agreements are, or when duly executed will be, the valid, legally binding and enforceable obligations of the Company, except (i) as limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights, or (ii) as limited by general principles of equity; provided, however, that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7 of this Agreement;

              (v) the certificates evidencing the shares of Common Stock are in valid and proper form;

              (vi) except as disclosed in the Prospectus, such counsel knows of no pending legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company or which question the validity of the Securities, this Agreement, the Financial Consulting Agreement, the M/A Agreement or the Representative's Warrant, or of any action taken or to be taken by the Company pursuant to this Agreement, the Financial Consulting Agreement, the M/A Agreement or the Representative's Warrant; except as disclosed in the Prospectus, no such proceedings are known to such counsel to be threatened against the Company; and there are no governmental proceedings or regulations known to such counsel required to be described or referred to in the Registration Statement which are not so described or referred to;

              (vii) to the knowledge of such counsel, the Company is not in violation of or default under this Agreement, the Financial Consulting Agreement, the M/A Agreement or the Representative's Warrant, and the execution and delivery hereof and thereof and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or, to the best of such counsel's knowledge, in the performance or observation of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or, to the best of such counsel's knowledge, in a violation of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign applicable to the Company or to which it is subject;

              (viii) the Registration Statement has become effective under the
Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission and the Registration Statement and the Prospectus (except for the financial statements and other financial and statistical data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

              (ix) during the course of the preparation of the Registration Statement, such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel need not pass upon and does not assume any responsibility for the adequacy, accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein (except as specified in such counsel's opinion), solely on the basis of the foregoing without independent check and verification, no facts have come to such counsel's attention which lead it to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no view need be expressed as to (i) financial information and statistical data and information included in the Registration Statement or the Prospectus, (ii) information included in the Registration Statement or the Prospectus which was furnished by or on behalf of the Underwriters, or (iii) information included in the second paragraph of the "Underwriting" section of the Prospectus).

              (x) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and complete in all material respects and such counsel is familiar with the contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized (other than real property leases) or described therein or to be filed as exhibits thereto which are not so summarized, described or filed; each of the Preliminary Prospectus, the Registration Statement, and the Prospectus and any amendments or supplement thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

              (xi) except as described in the Prospectus, no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Representative's Warrant or the shares of Common Stock underlying the Representative's Warrant, other than registration or qualification of the Securities under applicable state or foreign securities or blue sky laws (as to which such counsel need express no opinion) and registration under the Act;

              (xii) the statements in the Registration Statement under the captions "Business," "Use of Proceeds," "Management - Summary Compensation" (other than the data contained in the Summary Compensation table), "Principal Shareholders," "Certain Transactions," and "Description of Securities" have been reviewed by such counsel and, insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

              (xiii) to the knowledge of such counsel, except as described in the Prospectus, no holders of Common Stock or other securities of the Company have any registration rights with respect to Common Stock, except as described in the Prospectus or which have been validly waived or satisfied. All registration rights known to such counsel have been so described and have been validly waived or satisfied with respect to the transaction contemplated hereby;

              (xiv) the Company is not required, and will not be required, as a result of this offering, to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

              (xv) the properties and business of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus;

              (xvi) the Company is not in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, shareholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected, which could materially adversely affect the Company; and the Company is not in violation of any term or provision of its certificate of incorporation or by-laws, or in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation the result of which would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, stockholders' equity, value operation, properties, business or results of operations of the Company.

              (xvii) the Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Prospectus as being owned or possessed by the Company), and to the best of such counsel's knowledge after reasonable investigation, there is no claim or action by any person pertaining to, any proceeding, pending, or threatened, which challenges the exclusive rights of the Company with respect to, any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's business (including, without limitations any such licenses or rights described in the Prospectus as being owned or possessed by the Company).

              (xviii) except as described in the Prospectus, the Company does not (A) maintain, sponsor or contribute to any ERISA Plans, (B) maintain or contribute now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA, and (C) has never completely or partially withdrawn from a "multiemployer plan"; and

              (xix) the Securities have been approved for listing on the Nasdaq SmallCap Market and the PSE, and the Company's Registration Statement on
Form 8-A under the Exchange Act has become effective.

              (xx) to such counsel's knowledge, the persons listed under the caption "Principal Shareholders" in the Prospectus are the respective "beneficial owners" (as such phrase is defined in Regulation 13d-3 under the Exchange Act) of the securities set forth opposite their respective names thereunder as and to the extent set forth therein;

              (xxi) to such counsel's knowledge, except as described in the
Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

              (xxii) to such counsel's knowledge, except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares or the financial consulting arrangement between the Representative and the Company, if any, or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD;

              (xxiii) the Lock-up Agreements are legal, valid and binding obligations of the parties thereto, enforceable against each such party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable); and

              (xxiv) all actions under the Act necessary to make the public offering and consummate the sale of the Securities as provided in this Agreement have been taken by the Company; and the provisions of the certificate of incorporation and by-laws of the Company comply as to form in all material respects with the Act and the Rules and Regulations.

         Such opinion shall also cover such matters incident to the transactions contemplated hereby as you or counsel for the Underwriters shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact and may rely as to matters relating to patent law and regulations on the opinion of Brooks & Kushman, P. C. and as to matters relating to Singapore law on the opinion of __________.

         (c) All corporate proceedings and other legal matters relating to this
Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Morse, Zelnick, Rose & Lander, LLP, counsel to the Underwriters.

         (d) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Brooks & Kushman, P. C. with respect to all patent matters and of ______________ with respect to all matters concerning Singapore law in form and substance satisfactory to counsel for the Underwriters.
         (e) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter, addressed to the Underwriters and in form and substance satisfactory to you, with reproduced copies or signed counterparts thereof for each of the Underwriters, from Arthur Andersen. LLP, dated the date of delivery:

              (i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus that they were, independent certified public accountants with respect to the Company within the meaning of the Act and the public Regulations and stating that the response to Item 10 of the Registration Statement is correct insofar as it relates to them;

              (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

              (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and committees of such board, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that (A) the unaudited financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations under either such act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein, (B) any unaudited financial information of the Company included in the Prospectus was not determined on a basis substantially consistent with the corresponding information in the audited statements of operations, (C) there was any change in the capital stock or debt of the Company or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available monthly financial statements of the Company or as of a specified date not more than five (5) business days prior to the date of such letter, each as compared with the amounts shown in the September 30, 1996 balance sheet included in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change or decrease (which shall be set forth therein) which you in your sole discretion shall accept, or (D) there was any decrease in revenue, net earnings, or net earnings per share of Common Stock of the Company during the period of September 30, 1996 to the date of the latest available monthly financial statements of the Company or to a specified date not more than five (5) business days prior to the date of such letter, each as compared with the corresponding prior year period, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) which you in your sole discretion shall accept; and

              (iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement, each Preliminary Prospectus, and the Prospectus, if applicable, which have been specified by you prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (f) At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities or entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, rule or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (f).

         (g) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the Underwriters to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

              (i) the Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Underwriters or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Morse, Zelnick, Rose & Lander, LLP, counsel to the Underwriters;

              (ii) at the Option Closing Date there shall have been delivered to you the opinion of Krys Boyle Freedman Scott & Sawyer, P. C., counsel to the Company, Brooks & Kushman, P.C. and ____________, dated as of the Option Closing Date, in form and substance reasonably satisfactory to Morse, Zelnick, Rose & Lander, LLP, counsel to the Underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Sections 4(b) and 4(d) hereof, respectively, except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined;

              (iii) at the Option Closing Date, there shall have been delivered to you a certificate of the Chief Executive Officer and the principal financial or accounting officer of the Company dated the Option Closing Date, in form and substance satisfactory to Morse, Zelnick, Rose & Lander, LLP, counsel to the Underwriters, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(f) hereof;

              (iv) at the Option Closing Date, there shall have been delivered to you a letter in form and substance satisfactory to you from Arthur Andersen, LLP, dated the Option Closing Date and addressed to you, confirming the information in each of their letters referred to in Section 4(e) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date;

              (v) all proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be reasonably satisfactory in form and substance to you, and you and Morse, Zelnick, Rose & Lander, LLP, counsel to the Underwriters, shall have been furnished with all such documents, certificates and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

         (h) If any of the conditions herein provided for in this Section shall not have been completely fulfilled in all material respects as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriters to the Company, except as otherwise provided herein.

         (i) The Company shall have entered into the Financial Consulting Agreement with the Representative providing for the non-refundable payment to the Representative, commencing on the Closing Date, of a three thousand dollar ($5,000) per month retainer for a period of 12 months, all of which shall be payable in advance at the Closing.

         (k) The Company shall have entered into the M/A Agreement with the Representative in final form and substance satisfactory to the Representative and its counsel.

         5.   Conditions of the Obligations of the Company.

         The obligation of the Company to sell and deliver the Shares is subject to the following conditions:

         (a) The Registration Statement shall have become effective not later than 4:00 p.m. New York time, on the date following the date of this Agreement, or on such later date or time as the Company and you may agree in writing.

         (b) On the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

         If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Shares on exercise of the option provided for in Section 2(b) hereof shall be affected.

         6.   Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Underwriters, each officer, director, employee and agent of the Underwriters and each person, if any, who controls the Underwriters, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees), joint or several, to which the Underwriters or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment thereof or supplement thereto,
(B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity shall be in addition to any liability which the Company may otherwise have.

         (b) The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged untrue statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of the Underwriters and with respect to the Underwriters specifically for use in preparation thereof, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. This indemnity will be in addition to any liability which the Underwriters may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriters or such controlling person and the indemnifying party, and the indemnified party or parties shall have reasonably concluded that the indemnified party or parties have one or more legal defenses available to it which are in conflict to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). The indemnifying party shall be free to settle any claim or action in respect to which indemnity may be sought against it pursuant to this Section; provided, however, that the indemnifying party shall not settle any such claim or action if such settlement would result in the imposition against the indemnified party or parties of a judgment, decree or order in the nature of equitable relief without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

         7.   Contribution.

         In order to provide for just and equitable contribution under the Act in any case in which (i) an indemnified party makes claims for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Underwriter, then the Company and the persons who control the Company, in the aggregate, and such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that such Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public offering price per Share appearing thereon, and Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company and an Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7 and that the contribution of the Underwriters shall not be in excess of its proportionate share of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of
Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then each Underwriter and each person who controls each Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

         8.   Costs and Expenses.

         (a) Whether or not this Agreement becomes effective or the sale of the
Shares to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the National Association of Securities Dealers, Inc. ("NASD") in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Underwriters, in connection with the qualification of the Securities under the state securities or Blue Sky Laws which you shall designate; the cost of printing and furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Selling Agreement and the Blue Sky Memorandum; the cost of printing the certificates representing the Shares and Warrants, the expenses of Company due diligence meetings and presentations, and the expense (which shall not exceed $10,000) of placing one or more "tombstone" advertisements as directed by you. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

         (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non-accountable expense allowance of $180,000, of which $____________ has been paid. In the event the over-allotment option is exercised in part or in full, the Company shall pay to you at the Option Closing Date, as a non-accountable expense allowance, an amount equal to three percent (3%) of the gross proceeds received upon exercise of the over-allotment option. In the event the proposed offering is terminated for any reason, the Underwriters shall return any portion of the $____________ advanced by the Company not previously expended in connection with the proposed offering for actual accountable out-of-pocket expenses. If the proposed offering is not completed due to the Company's breach of any representation, warranty, covenant or condition contained in this Agreement, or because of the Company's actions or failure to take such actions as are reasonably required hereunder and the Underwriters are prepared to perform in accordance with the terms herein, the Company shall be liable for all of the Underwriters' actual accountable out-of-pocket expenses, including reasonable legal fees.

         (c) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriters or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless each Underwriter, and the Underwriters agree to indemnify and hold harmless, severally and not jointly, the Company from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees) to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         9.   Effective Date.

         This Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 4:00 p.m., New York time, on the first full business day following the Effective Date, or at any such earlier time after the Effective Date as you in your discretion shall first commence the initial public offering by the Underwriters of any of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Securities, or the time when the Securities are first generally offered by the Underwriters to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above except that Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

         10.  Termination.

         (a) This Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14 and
15, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2 (b), if exercised, may be canceled, at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Shares agreed to be purchased hereunder, by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof, (iv) a banking moratorium having been declared by federal or New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company,
(vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement, or (viii) any material adverse change having occurred since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

         (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in Section 9, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

         11.  Representative's Warrant.

         On the First Closing Date, the Company will issue to you, for total consideration of $5.00 and upon the terms and conditions set forth in the form of Representative's Warrant annexed as an exhibit to the Registration Statement, a Representative's Warrant to purchase, in the aggregate, one Share for each ten Firm Shares sold in the offering. In the event of conflict in the terms of this Agreement and the Representative's Warrant, the language of the Representative's Warrant shall control.

         12.  Representations, Warranties and Agreements to Survive Delivery.

         The respective indemnities, agreements, representations, warranties and other statements of the Company or its affiliates, where appropriate, and the Underwriters, set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling persons and will survive delivery of and payment for the Shares and the termination of this Agreement.

         13.  Notice.

         All communications hereunder will be in writing and, except as other-wise expressly provided herein, if sent to the Representative, will be mailed, delivered or telecopied and confirmed to it at H.J. Meyers & Co., Inc., 2495 Mt. Hope Avenue, Rochester, New York 14620, with a copy sent to Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, Suite 902, New York, New York 10022, or if sent to the Company, will be mailed, delivered, or telecopied and confirmed to it at 600 C Ward Drive, Santa Barbara, California 93111, with a copy sent to Krys Boyle Freedman Scott & Sawyer, P.C., 600 17th Street, Suite 2700 South Tower, Denver, Colorado 80202-5427.

         14.  Parties in Interest.

         The Agreement herein set forth is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, the affiliates, any person controlling the Company, or the Underwriters, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from Underwriters.

             [Balance of page intentionally blank]

         15.  Applicable Law.

         This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it shall become a binding agreement between the Company and you, as Representative of the several Underwriters, in accordance with its terms.

                             Yours very truly,

                             ASHA CORPORATION

                             By:_________________________________________
                                Alain J-M Clenet, Chief Executive Officer

Dated:  ________ __, 1997

         The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                             H.J. MEYERS & CO., INC.


                             By:________________________________
                                    Authorized Officer

Dated: ________ __, 1997

                           SCHEDULE I

Name
Shares

H.J. Meyers & Co., Inc.

                Total